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                                                               Exhibit 10.21



                          STOCK PURCHASE AGREEMENT



                                   BETWEEN



                                NISOURCE INC.



                                     AND



                           THE LACLEDE GROUP, INC.




                              DECEMBER 12, 2001




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
                                                     TABLE OF CONTENTS
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                                                                                                              PAGE

                                                     TABLE OF CONTENTS
                                                     -----------------
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1.       DEFINITIONS.............................................................................................1

2.       PURCHASE AND SALE OF SM&P SHARES........................................................................6

                  (a)      Basic Transaction.....................................................................6

                  (b)      Purchase Price........................................................................6

                  (c)      Purchase Price Adjustment.............................................................6

                  (d)      The Closing...........................................................................7

                  (e)      Deliveries at the Closing.............................................................7

3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION...............................................8

                  (a)      Representations and Warranties of the Seller..........................................8

                  (b)      Representations and Warranties of the Buyer...........................................9

4.       REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING SM&P...........................................10

                  (a)      Organization, Qualification and Corporate Power......................................10

                  (b)      Capitalization.......................................................................10

                  (c)      Noncontravention.....................................................................11

                  (d)      Financial Statements.................................................................11

                  (e)      Title to Personal Property...........................................................12

                  (f)      Legal Compliance.....................................................................12

                  (g)      Contracts............................................................................13

                  (h)      Litigation...........................................................................13

                  (i)      Environmental Matters................................................................13

                  (j)      Insurance............................................................................14

                  (k)      Employee Relations...................................................................14

                  (l)      Taxes................................................................................15

                  (m)      Events After October 31, 2001........................................................17

                  (n)      Customers............................................................................17

                  (o)      Condition of Personal Property.......................................................17

                  (p)      Real Property........................................................................17


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                  (q)      Transactions with Affiliates.........................................................18

                  (r)      Employee Benefits....................................................................18

                  (s)      Sufficiency of Assets................................................................19

                  (t)      Accounts Receivable..................................................................19

                  (u)      Employees............................................................................20

                  (v)      Intellectual Property................................................................20

                  (w)      Completion of UTI Exchange Transaction...............................................20

                  (x)      Undisclosed Liabilities..............................................................20

5.       PRE-CLOSING COVENANTS..................................................................................21

                  (a)      General..............................................................................21

                  (b)      Notices and Consents.................................................................21

                  (c)      Operation of Business................................................................21

                  (d)      Full Access..........................................................................23

                  (e)      Notice of Developments...............................................................23

                  (f)      Intercompany Obligations.............................................................24

                  (g)      Parent Guaranties....................................................................24

                  (h)      Financial Statements.................................................................24

                  (i)      Exclusivity..........................................................................24

                  (j)      Provision of Working Capital.........................................................24

                  (k)      Transition of UTI Billing............................................................25

                  (l)      New Lease Agreement..................................................................25

6.       POST-CLOSING COVENANTS.................................................................................25

                  (a)      General..............................................................................25

                  (b)      Litigation Support...................................................................25

                  (c)      Transition...........................................................................25

                  (d)      Access to Information and Cooperation................................................25

                  (e)      Noncompete; Nonsolicitation..........................................................26

                  (f)      Employee Matters.....................................................................27

                  (g)      Insurance Proceeds...................................................................28


                                     ii


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7.       CONDITIONS TO OBLIGATION TO CLOSE......................................................................28

                  (a)      Conditions to Obligation of the Buyer................................................28

                  (b)      Conditions to Obligation of the Seller...............................................29

8.       REMEDIES FOR BREACHES OF THIS AGREEMENT................................................................30

                  (a)      Survival of Representations and Warranties...........................................30

                  (b)      Indemnification Provisions for Benefit of the Buyer..................................30

                  (c)      Indemnification Provisions for Benefit of the Seller.................................31

                  (d)      Matters Involving Third Parties......................................................31

                  (e)      Exclusive Remedies...................................................................32

9.       TAX MATTERS............................................................................................32

                  (a)      Scope of Tax Indemnity Provisions....................................................32

                  (b)      Allocation of Liability for Taxes....................................................32

                  (c)      Proration of Taxes...................................................................33

                  (d)      Refunds of Taxes; Amended Returns; Carryovers........................................33

                  (e)      Preparation and Filing of Tax Returns................................................34

                  (f)      Tax Controversies; Assistance and Cooperation........................................35

                  (g)      Termination of Tax Allocation Agreements.............................................37

                  (h)      Indemnification for Post-Closing Transactions........................................37

                  (i)      Post-Closing Transactions Not in the Ordinary Course.................................37

                  (j)      Survival.............................................................................37

                  (k)      Conflicts............................................................................38

                  (l)      Section 338(h)(10) Election..........................................................38

10.      TERMINATION............................................................................................38

                  (a)      Termination of Agreement.............................................................38

                  (b)      Effect of Termination................................................................39

11.      MISCELLANEOUS..........................................................................................39

                  (a)      Press Releases and Public Announcements..............................................39

                  (b)      No Third-Party Beneficiaries.........................................................39

                  (c)      Entire Agreement.....................................................................39

                  (d)      Succession and Assignment............................................................39

                                     iii


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                  (e)      Counterparts.........................................................................40

                  (f)      Headings.............................................................................40

                  (g)      Notices..............................................................................40

                  (h)      Governing Law........................................................................41

                  (i)      Amendments and Waivers...............................................................41

                  (j)      Severability.........................................................................41

                  (k)      Expenses.............................................................................41

                  (l)      Construction.........................................................................41

                  (m)      Specific Performance.................................................................41

                  (n)      Arbitration..........................................................................41

                  (o)      Exchange and Termination Agreement...................................................42
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                          STOCK PURCHASE AGREEMENT
                          ------------------------

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of December 12, 2001, between NiSource Inc., a Delaware corporation (the
"Seller"), and The Laclede Group, Inc., a Missouri corporation (the
"Buyer"). The Buyer and the Seller are herein referred to individually as "Party" and collectively as the "Parties."

         The Seller owns all of the issued and outstanding stock of SM&P
Utility Resources, Inc., an Indiana corporation ("SM&P"). This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of SM&P for the consideration described in Section 2(b).

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

1.       DEFINITIONS.
         -----------

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings,
          --------------------
hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, as adjusted for tax benefits and insurance coverage.

         "AFFILIATE" of a Person means another Person that controls, is
          ---------
controlled by, or is under common control with such first Person.

         "AFFILIATED GROUP" means any affiliated group within the meaning of
          ----------------
Code Section 1504.

         "APPLICABLE TAX LAW" means any law of any nation, state, region,
          ------------------
province, locality, municipality or other jurisdiction relating to Taxes, including regulations and other official pronouncements of any governmental entity or political subdivision of such jurisdiction charged with interpreting such laws.

         "BUYER" has the meaning set forth in the first paragraph of this
          -----
Agreement.

         "BUYER BENEFIT PLAN" means any Employee Benefit Plan maintained or
          ------------------
contributed to by the Buyer.

         "BUYER INDEMNIFIED PARTIES" has the meaning set forth in Section
          -------------------------
8(b)(i).

         "CLAIM DEDUCTIBLE" means $25,000.
          ----------------

         "CLOSING" has the meaning set forth in Section 2(c).
          -------

         "CLOSING DATE" has the meaning set forth in Section 2(c).
          ------------


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         "CODE" means the Internal Revenue Code of 1986, as amended.
          ----

         "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section 5(d).
          -------------------------

         "CONFIDENTIAL INFORMATION" has the meaning set forth in
          ------------------------
Section 6(e)(iii).

         "CUT-OFF CREDIT" has the meaning set forth in Section 2(c)(i).
          --------------

         "DISCLOSURE SCHEDULE" means the disclosure schedule attached as
          -------------------
Annex I to this Agreement.

         "EMPLOYEE BENEFIT PLAN" means any Employee Pension Benefit Plan,
          ---------------------
any Employee Welfare Benefit Plan and any other executive compensation plan, executive security plan, bonus plan, incentive compensation plan, deferred compensation plan or agreement, employment agreement, consulting agreement, change in control agreement, golden or tin parachute arrangement, employee pension, retirement, profit sharing or savings plan, employee stock purchase, stock option or stock award plan, group life insurance, health, hospitalization, dental and disability plan, severance plan, tuition assistance program, personnel policy (including but not limited to holiday pay, moving expense reimbursement, sick leave, vacation pay or benefit arrangement) or any other fringe benefit arrangement.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
          -----------------------------
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
          -----------------------------
Section 3(1).

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4(i).
          ------------------

         "ERISA" means the Employee Retirement Income Security Act of 1974,
          -----
as amended.

         "ERISA AFFILIATE" means any entity that is a member of a controlled
          ---------------
group of corporations, a group of corporations or entities under common control, or an affiliated service group, of which SM&P is a member, within the meaning of Code Section 414(b), (c), (m) or (o).

         "EXCHANGE AGREEMENT" has the meaning set forth in Section 4(w).
          ------------------

         "GAAP" means United States generally accepted accounting principles
          ----
as promulgated from time to time.

         "HAZARDOUS SUBSTANCES" means any substance defined or listed as a
          --------------------
hazardous substance, waste or material under the Comprehensive Environmental
Response, Compensation, and Liability Act or any comparable state or other
Environmental Law that is applicable and includes petroleum oil and its fractions and petroleum-derived products.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d).
          -----------------

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d).
          ------------------

                                     2


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         "INTELLECTUAL PROPERTY" means:
          ---------------------

                  (i) all registered and unregistered trademarks, service marks and applications;

                  (ii) all patents, patent applications, and inventions and discoveries that may be patentable;

                  (iii)    all copyrights; and

                  (iv) all know-how, trade secrets, confidential information, customer lists, software, internet domain names, technical information, data and process technology.

         "INTERCOMPANY ACCOUNT" has the meaning set forth in Section 2(c).
          --------------------

         "KNOWLEDGE" means, with respect to the Seller, actual knowledge of
          ---------
the following representatives of the Seller and SM&P after reasonable inquiry or investigation: Bill J. Bates, Penelope S. Conway, Sherry H.
Gavito, Craig A. Harrell, Ryan Hyman, Erick R. Johnson, Debra J. Lehmann,
James A. Muhl, Dennis C. Norman, Timothy M. Seelig and Jon Winters.

         "LEASED REAL PROPERTY" has the meaning set forth in Section 4(p).
          --------------------

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the
          -----------------------
business, operations, properties, financial condition, assets or liabilities
(including contingent liabilities) of SM&P, other than effects resulting from conditions generally affecting the industries in which SM&P operates, from any change in law or GAAP or from the transactions contemplated by or otherwise permitted by this Agreement.

         "MATERIAL AGREEMENT" has the meaning set forth in Section 4(g).
          ------------------

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).
          ------------------

         "NISOURCE TAX ALLOCATION AGREEMENT" has the meaning set forth in
          ---------------------------------
Section 4(l).

         "NONCOMPETE PERIOD" has the meaning set forth in Section 6(e)(i).
          -----------------

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of SM&P's
          ---------------------------
business consistent with prior custom and practice (including with respect to quantity and frequency).

         "OWNED REAL PROPERTY" has the meaning set forth in Section 4(p).
          -------------------

         "PARTY" or "PARTIES" has the meaning set forth in the first
          -----      -------
paragraph of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.
          ----

         "PERMITTED ENCUMBRANCES" means Security Interests and
          ----------------------

                  (i) mechanic's and materialmen's liens and liens for ad valorem taxes and assessments that are not yet delinquent or, if delinquent, that are being contested in good

                                     3


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         faith in the Ordinary Course of Business and for which adequate reserves are recorded on SM&P's consolidated balance sheet in accordance with GAAP;

                  (ii) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of real property that do not materially interfere with the use of the property in the manner in which SM&P or UTI has historically used the property;

                  (iii) rights reserved to or vested in any government, statutory, municipal or public authority to control or regulate the assets of SM&P, and all applicable laws, rules and orders of any governmental authorities; and

                  (iv) all other liens, charges, encumbrances, defects or irregularities that individually or in the aggregate are not such as to materially interfere with the operation, value or use of the property or asset affected.

         "PERSON" means an individual, a partnership, a corporation, a
          ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "POST-CLOSING PERIOD" means, with respect to SM&P, any Tax Period
          -------------------
commencing after the Closing Date and the portion of any Straddle Period commencing after the Closing Date.

         "POST CUT-OFF COLLECTIONS" has the meaning set forth in
          ------------------------
Section 2(c)(ii).

         "POST CUT-OFF EXPENDITURES" has the meaning set forth in
          -------------------------
Section 2(c)(ii).

         "POST CUT-OFF PERIOD" has the meaning set forth in
          -------------------
Section 2(c)(ii).

         "PRE-CLOSING PERIOD" means, with respect to SM&P, any Tax Period
          ------------------
ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

         "PURCHASE PRICE" has the meaning set forth in Section 2(b).
          --------------

         "SECTION 338(h)(10) ELECTION" has the meaning set forth in
          ---------------------------
Section 9(l).

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance,
          -----------------
charge or other security interest, other than (a) mechanics', materialmen's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves are recorded on SM&P's consolidated balance sheet in accordance with GAAP, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d)
other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the first paragraph of this
          ------
Agreement.

         "SELLER INDEMNIFIED PARTIES" has the meaning set forth in
          --------------------------
Section 8(c).

         "SM&P" has the meaning set forth in the first paragraph of this
          ----
Agreement.


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         "SM&P BENEFIT PLANS" has the meaning set forth in Section 4(r).
          ------------------

         "SM&P FINANCIAL STATEMENTS" has the meaning set forth in Section 4(d).
          -------------------------

         "SM&P SHARE" means any share of the common stock, $1.00 par value,
          ----------
of SM&P.

         "STRADDLE PERIOD" means, with respect to SM&P, any Tax Period that
          ---------------
begins before and ends after the Closing Date.

         "TAX" OR "TAXES" means any net income, gross income, gross
          --------------
receipts, license, payroll, employment, excise, severance, stamp, occupation, windfall profits, environmental, ad valorem, customs duty, utility, production, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated or other tax of any kind whatsoever, including any interest, penalty or additions thereto, imposed by any taxing authority (domestic or foreign), whether disputed or not, including any liability for taxes pursuant to
Treasury Regulation Section 1.1502-6 (or similar provision of state, local or foreign law).

         "TAX AUTHORITY" means, with respect to any Tax, the governmental
          -------------
entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

         "TAX BENEFIT" means the present value of any refund, credit or
          -----------
reduction in otherwise required Tax payments including any interest payable thereon, which present value shall be computed as of the Closing Date or the first date on which the right to the refund, credit or other Tax reduction arises or otherwise becomes available to be utilized, whichever is later,
(i) using the combined federal, state and local income Tax rate applicable to the highest level of income with respect to such Tax under the Applicable
Tax Law on such date, and (ii) using the applicable rate on such date imposed on corporate deficiencies paid within 30 days of a notice of proposed deficiency under the Code or other Applicable Tax Law. Any Tax
Benefit shall be computed net of any related Tax cost (which shall be computed in the same manner in which Tax Benefits are otherwise computed pursuant to this definition).

         "TAX LOSSES" has the meaning set forth in Section 9(b).
          ----------

         "TAX PERIOD" means, with respect to any Tax, the period for which
          ----------
the Tax is reported as provided under Applicable Tax Law.

         "TAX RETURN" means any return, including any information return,
          ----------
declaration, report, claim for refund, statement, schedule, notice, form or other document or information, filed, or required to be filed, in connection with the calculation, determination, assessment or collection or otherwise relating to any Tax.

         "THIRD-PARTY CLAIM" has the meaning set forth in Section 8(d).
          -----------------

                                     5


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         "TITLE IV PLAN" means any Employee Benefit Plan that is a defined
          -------------
benefit plan (as defined in ERISA Section 3(35)) and is subject to Title IV of ERISA.

         "TREASURY REGULATIONS" means the U.S. federal income tax regulations,
          --------------------
as amended.

         "UTI" means UGTI, a California corporation doing business as
          ---
Underground Technology, Inc.

         "UTI BUSINESS" means the business acquired by SM&P from UTI on
          ------------
October 20, 2001 pursuant to the Exchange Agreement.

2.       PURCHASE AND SALE OF SM&P SHARES.
         --------------------------------

         (a)      BASIC TRANSACTION. On and subject to the terms and
                  -----------------
conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the issued and outstanding SM&P Shares for the Purchase Price.

         (b)      PURCHASE PRICE. The Buyer agrees to pay to the Seller at the
                  --------------
Closing an amount equal to the sum of (i) $36,400,000 plus (ii) an amount equal to (A) the aggregate amount spent by the Seller or SM&P from October
20, 2001 through January 8, 2002 for capital expenditures and one time expenses with respect to the UTI Business, which the Seller has previously identified to the Buyer in writing (approximately $121,000 of which were incurred prior to October 20, 2001), up to a maximum of $1,400,000, plus
(B) the aggregate amount spent by the Seller or SM&P from October 20, 2001 through January 8, 2002 for working capital with respect to the UTI
Business, up to a maximum of $5,000,000, minus (C) the aggregate amount collected by SM&P through January 8, 2002 with respect to the UTI Business, minus (iii) the aggregate amount of accounts receivable collected by SM&P prior to December 31, 2001 for work performed by SM&P on or after November
1, 2001 (excluding work performed with respect to the UTI Business). At the
Closing, the Seller shall deliver to the Buyer a schedule showing in reasonable detail all expenditures and receipts by SM&P through January 8,
2002 with respect to the UTI Business. Additionally, the Buyer agrees to pay to the Seller a sum equal to the aggregate amount of capital expenditures made by SM&P after the date of this Agreement with respect to projects that the Buyer approves in writing (no such projects being currently contemplated by the Seller or SM&P). All of the foregoing, plus or minus any adjustment made pursuant to Section 2(c), shall be collectively referred to as the
"Purchase Price" and shall be paid by wire transfer of immediately available funds to an account or accounts designated by the Seller.

         (c)      PURCHASE PRICE ADJUSTMENT.
                  -------------------------

                  (i) At the Closing, the Seller shall deliver to the Buyer a schedule showing in reasonable detail (A) all cash collections by SM&P (except with respect to the UTI Business) during the period from January 1, 2002 through the close of business on January 8, 2002, (B) all cash disbursements by SM&P
         (except with respect to the UTI Business) during the period from January 1, 2002 through the close of business on January 8, 2002 and (C) all amounts charged to SM&P for services performed by the Seller or its Affiliates in accordance with Section 5(c)(ii) during the period from January 1, 2002 through the close of business on January 8, 2002, to the extent such


                                     6


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         amounts are not included in the cash disbursements described in clause (B) of this Section 2(c)(i). The Seller shall also provide such additional information as the Buyer may reasonably request in support of such schedule. The net amount, if any, owing to SM&P as of the close of business on January 8, 2002 in the account reflecting intercompany payables and receivables between SM&P, on the one hand, and the Seller and its Affiliates (other than SM&P), on the other hand, as a result of such cash collections, cash disbursements and charges is referred to as the "Cut-off Credit."

                  (ii) At the Closing, the Seller shall deliver to the Buyer a schedule showing in reasonable detail (A) all cash collections by SM&P (including with respect to the UTI Business) during the period from January 9, 2002 through the close of business on the day before the Closing Date (the "Post Cut-off
         Period"), (B) all cash disbursements by SM&P (including with respect to the UTI Business) during the Post Cut-off Period and
         (C) all amounts charged to SM&P for services performed by the Seller or its Affiliates in accordance with Section 5(c)(ii) during the Post Cut-off Period, to the extent such amounts are not included in the cash disbursements described in clause (B) of this
         Section 2(c)(ii). The Seller shall also provide such additional information as the Buyer may reasonably request in support of such schedule. The amount described in clause (A) of this Section
         2(c)(ii) is referred to as the "Post Cut-off Collections", and the sum of the amounts described in clauses (B) and (C) of this
         Section 2(c)(ii) is referred to as the "Post Cut-off
         Expenditures."

                  (iii)    If (A) the sum of the Cut-off Credit plus the Post
         Cut-off Collections is less than (B) the Post Cut-off
         Expenditures, then an amount equal to the difference between the amounts described in clauses (A) and (B) of this Section 2(c)(iii) shall be added to the Purchase Price and paid to the Seller at the Closing. If the amount described in clause (A) of this Section
         2(c)(iii) is more than the amount described in clause (B) of this
         Section 2(c)(iii), then an amount equal to the difference between the amounts described in clauses (A) and (B) of this Section
         2(c)(iii) shall be deducted from the Purchase Price payable to the Seller at the Closing.

         (d)      THE CLOSING. The closing of the transactions contemplated
                  -----------
by this Agreement (the "Closing") shall take place at the offices of
Thompson Coburn LLP, One Firstar Plaza, St. Louis, Missouri 63101,
commencing at 9:00 a.m. local time on January 23, 2002 or, if later, the fifth business day after all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than the conditions with respect to actions the Parties will take at the Closing itself) are satisfied or waived, or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

         (e)      DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller
                  -------------------------
will deliver to the Buyer the various certificates, instruments and documents referred to in Section 7(a), (ii) the Buyer will deliver to the
Seller the various certificates, instruments and documents referred to in
Section 7(b), (iii) the Seller will deliver to the Buyer stock certificates representing all of the SM&P Shares endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the Purchase Price.

                                     7


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3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.
         ---------------------------------------------------------

         (a)      REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller
                  --------------------------------------------
represents and warrants to the Buyer as follows:

                  (i)      ORGANIZATION OF THE SELLER. The Seller is a
                           --------------------------
         corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  (ii)     AUTHORIZATION OF TRANSACTION. The Seller has full
                           ----------------------------
         power and authority (including full corporate power and authority) to execute and deliver this Agreement and has all requisite power and authority to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Seller is not required to give any notice to, make any filing with or obtain any authorization, consent or approval from any government or governmental agency to consummate the transactions contemplated by this Agreement, except for notices, filings, authorizations, consents or approvals that, if not made or obtained, would not adversely affect the Seller's ability to consummate the transactions contemplated by this Agreement.

                  (iii)    NONCONTRAVENTION. Neither the execution and the
                           ----------------
         delivery of this Agreement nor the consummation of the
         transactions contemplated hereby will (A) violate any
         constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any
         government, governmental agency or court to which the Seller is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other
         arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, except for such
         violations, defaults, breaches or other occurrences that,
         individually or in the aggregate, would not have a material adverse effect on the Seller and will not adversely affect the
         Seller's ability to consummate the transactions contemplated by this Agreement.

                  (iv)     BROKERS' FEES. The Seller has no liability or
                           -------------
         obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this
         Agreement, other than obligations to Credit Suisse First Boston
         Corporation for which the Seller is solely responsible.

                  (v)      SM&P SHARES. The Seller holds of record and owns
                           -----------
         beneficially 100 SM&P Shares, which represent all of the issued and outstanding capital stock of SM&P, free and clear of any restrictions on transfer (other than restrictions under federal and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require the


                                     8



         Seller to sell, transfer or otherwise dispose of any capital stock of SM&P (other than this Agreement). The Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of SM&P. Upon consummation of the Closing, the Buyer will receive good and marketable title to the SM&P Shares, which SM&P Shares will represent all of the issued and outstanding securities of SM&P and which will be free and clear of all liens, encumbrances and other third-party claims arising due to actions by the Seller.

         (b)      REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer
                  -------------------------------------------
represents and warrants to the Seller as follows:

                  (i)      ORGANIZATION OF THE BUYER. The Buyer is a
                           -------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri.

                  (ii)     AUTHORIZATION OF TRANSACTION. The Buyer has full
                           ----------------------------
         power and authority (including full corporate power and authority) to execute and deliver this Agreement and has all requisite power and authority to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Buyer is not required to give any notice to, make any filing with or obtain any authorization, consent or approval from any government or governmental agency to consummate the transactions contemplated by this Agreement, except for (A) notification to the Missouri Public Service Commission, which the Buyer undertakes to make on a timely basis, and (B) notices, filings, authorizations, consents or approvals that, if not made or obtained, would not adversely affect the Buyer's ability to consummate the transactions contemplated by this Agreement.

                  (iii)    NONCONTRAVENTION. Neither the execution and the
                           ----------------
         delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for such violations, defaults, breaches or other occurrences that, individually or in the aggregate, would not have a material adverse effect on the Buyer and will not materially adversely affect the Buyer's ability to consummate the transactions contemplated by this Agreement.

                  (iv)     BROKERS' FEES. The Buyer has no liability or
                           -------------
         obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (v)      INVESTMENT. The Buyer is acquiring the SM&P Shares
                           ----------
         solely for its own account for investment purposes and not with a view to any distribution thereof within the meaning of the Securities Act of 1933, as amended.

                  (vi)     FINANCING. The Buyer has sufficient cash, available
                           ---------
         lines of credit or other sources of funds to enable it to make payment of the Purchase Price and all other fees and expenses required to be paid by it in accordance with this Agreement.

                  (vii)    NO IMPLIED WARRANTIES. The Buyer is generally
                           ---------------------
         experienced and knowledgeable with respect to the industries in which SM&P operates and is aware of the risks in those industries. The Buyer acknowledges and agrees that neither the Seller nor any of its Affiliates nor any Person acting on behalf of any of them is making any representation or warranty with respect to SM&P or the transactions contemplated by this Agreement except as expressly set forth in Section 3(a), Section 4 or the certificates delivered pursuant to Sections 7(a)(iv) and (v). In particular, neither the Seller nor any of its Affiliates nor any Person acting on behalf of any of them makes any representation or warranty with respect to (A) any financial projection or forecast relating to SM&P or its business; provided, however, that the Seller represents and warrants that any such financial projection or forecast provided to the Buyer has been made in good faith and is based on reasonable assumptions, or (B) except as expressly set forth in Section 3(a), Section 4 or the certificates delivered pursuant to Sections 7(a)(iv) and (v), any other information provided by or on behalf of the Seller with respect to SM&P and its business. In entering into this Agreement, the Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of the transactions contemplated by this Agreement, including its own estimate and appraisal of the extent and value of and the risks associated with the industries in which SM&P operates.

4.       REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING SM&P.
         ------------------------------------------------------------

         The Seller represents and warrants to the Buyer as follows:

         (a)      ORGANIZATION, QUALIFICATION AND CORPORATE POWER. SM&P (i) is
                  -----------------------------------------------
a corporation duly organized and validly existing under the laws of the State of Indiana, (ii) is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect and (iii) has full power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b)      CAPITALIZATION. The entire authorized capital stock of SM&P
                  --------------
consists of 1,000 SM&P Shares, of which 100 SM&P Shares are issued and outstanding. All of the issued and outstanding SM&P Shares have been duly authorized, are validly issued, fully paid and nonassessable and are held beneficially and of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require SM&P to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to SM&P. SM&P owns 100% of the issued and outstanding shares of capital stock of Colcom, Inc., a Texas corporation which currently has no active business operations. Except with respect to Colcom, Inc., SM&P does not own or hold any shares of stock or any other security or interest in any other Person or any rights to acquire any such stock or any other interest.

         (c)      NONCONTRAVENTION. Neither the execution and the delivery
                  ----------------
of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which SM&P or any of its subsidiaries or any of their respective property is subject or any provision of the charter or bylaws of SM&P or (ii) except as set forth in Section 4(c) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which SM&P is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Security Interest would not have a Material Adverse Effect. To the Seller's Knowledge, except as set forth in Section 4(c) of the Disclosure Schedule, SM&P is not required to give any notice to, make any filing with or obtain any authorization, consent or approval from any government or governmental agency or other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not have a Material Adverse Effect or materially adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (d)      FINANCIAL STATEMENTS.
                  --------------------

                  (i) Attached hereto as Exhibit A are unaudited balance sheets and income statements of SM&P as of December 31, 1999 and December 31, 2000 and for the fiscal years then ended and the unaudited balance sheet and income statement of SM&P as of October 31, 2001 and for the ten month period then ended (such financial statements, together with the financial statements provided in accordance with Section 5(h), are referred to collectively as the "SM&P Financial Statements"). The SM&P Financial Statements attached hereto fairly present (and the SM&P Financial Statements provided in accordance with Section 5(h) will fairly present) in all material respects the financial position and the results of operations of SM&P in accordance with GAAP consistently applied.
         The SM&P Financial Statements as of October 31, 2001 reflect (and the SM&P Financial Statements provided in accordance with Section 5(h) will reflect) the results of operations of the UTI Business since the date of acquisition.

                  (ii) Without limiting the generality of the foregoing clause (i):

                           (A) Section 4(d)(ii)(A) of the Disclosure Schedule sets forth, for each of calendar year 1999, calendar year 2000 and the ten month period ended October 31, 2001, the total billings and any write-offs or reductions from billed accounts receivable for: (1) the customers listed on
                  Section 4(n)(i) of the Disclosure Schedule and (2) any customer not listed in Section 4(n)(i) of the Disclosure Schedule whose billed account receivable was reduced in any period by more than 5% of the total amount billed during such period, excluding, in each case, customers of the UTI Business. To the Seller's Knowledge, no reductions or write-offs of amounts billed or expected to be billed by SM&P are contemplated in character or relative amount which differ from SM&P's historical practice as reflected by Section 4(d)(ii)(A) of the Disclosure Schedule.

                           (B) Section 4(d)(ii)(B) of the Disclosure Schedule sets forth a listing of claims, with estimates of loss for such claims, pending against SM&P as of October 31, 2001, as included in the database used by it to determine "Cable cut charges" and "Accrued cable damage" in SM&P's regularly prepared income statements and balance sheets, respectively. To the Seller's Knowledge, such listing includes all claims of which SM&P is presently aware (subject to customary delays in notification from SM&P's field crews), and the estimates of loss were determined in good faith and in a manner consistent with the manner in which SM&P has prepared the SM&P Financial Statements attached as Exhibit A.

                           (C) Except (1) as reflected in charges or accruals to be recorded by SM&P prior to or at the Closing and (2) to the extent it would not have a Material Adverse Effect, to Seller's Knowledge the computer equipment leased or owned by SM&P as reflected in its books and records is actually in the possession of SM&P employees, and there is no deficiency in the character or amount of equipment actually used in SM&P's business, which is reasonably likely to result in cost or expense to SM&P in order to maintain its operations at their current level.

         (e)      TITLE TO PERSONAL PROPERTY. SM&P has marketable title to
                  --------------------------
the personal property that it purports to own, including all personal property reflected on the unaudited balance sheet as of October 31, 2001 included in the SM&P Financial Statements, and holds such personal property free of Security Interests, except Permitted Encumbrances and except where the failure to have such title or to hold such personal property, individually or in the aggregate, would not have a Material Adverse Effect. Section 4(e) of the Disclosure Schedule lists (i) all bank accounts, safe deposits and all similar personal property of SM&P and authorized signatories with respect thereto, (ii) all trucks, trailers and other vehicles of SM&P and (iii) all computer equipment of SM&P.

         (f)      LEGAL COMPLIANCE. To the Seller's Knowledge, SM&P is in
                  ----------------
compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect. To the Seller's Knowledge, SM&P has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and regulations with, federal, state, local or foreign government or regulatory bodies that are currently required to permit it to carry on its business as presently conducted, the absence of which, individually or in the aggregate, would have a Material Adverse Effect.

         (g)      CONTRACTS. Section 4(g) of the Disclosure Schedule lists all
                  ---------
written contracts and other written agreements to which SM&P is a party, the performance of which will involve consideration in excess of $500,000 per year or $2 million in the aggregate (the "Material Agreements"). The Seller has made available to the Buyer a correct and complete copy of each contract or agreement listed in Section 4(g) of the Disclosure Schedule. Except as set forth in Section 4(g) of the Disclosure Schedule: (i) each Material Agreement is in full force and effect and is valid and enforceable in accordance with its terms; (ii) SM&P is, and at all times since January 1, 2001 (or, in the case of Material Agreements relating to the UTI Business, since October 20, 2001) has been, in full compliance with all applicable terms and requirements of each Material Agreement under which SM&P has or had any obligation or liability or by which SM&P or any of the assets owned or used by SM&P is or was bound; (iii) to the Seller's Knowledge, each other Person that has or had any obligation or liability under any Material Agreement under which SM&P has or had any rights is, and at all times since January 1, 2001 (or, in the case of Material Agreements relating to the UTI Business, since October 20, 2001) has been, in material compliance with all applicable terms and requirements of such Material Agreement; (iv) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation nor breach of, or give SM&P or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Agreement; (v) to the Seller's Knowledge, SM&P has not given to or received from any other Person, at any time since January 1, 2001 (or, in the case of Material Agreements relating to the UTI Business, since October 20, 2001), any notice or other communication
(whether oral or written) regarding any violation or breach of, or default under, any Material Agreement; and (vi) there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to SM&P under current or completed Material
Agreements with any Person, and no such Person has made written demand to SM&P for such renegotiation.

         (h)      LITIGATION. Section 4(h) of the Disclosure Schedule sets
                  ----------
forth each instance in which SM&P is, or to the Seller's Knowledge any basis by which SM&P is reasonably likely to be, (i) subject to any outstanding injunction, judgment, order, decree, ruling or charge, (ii) a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, or (iii) to the Seller's Knowledge, threatened to be made a party to any such proceeding, except in each case where the injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, hearing or investigation would not have a Material Adverse Effect.

         (i)      ENVIRONMENTAL MATTERS.
                  ---------------------

                  (i) SM&P is in substantial compliance with all applicable federal, state, and local laws, ordinances, rules and regulations relating to protection of public health or the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Solid Waste Disposal Act, including the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., as amended; the Federal Water Pollution Control Act, 33 U.S.C.
         Section 1251, et seq., as amended; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, and the Occupational Health and Safety Act, 29 USC Section 651, et seq. (collectively,

         "Environmental Laws"), and SM&P has not used or disposed of Hazardous Substances except in compliance with Environmental Laws and except for such matters that resulted in a claim or action that has been resolved, and except for matters that individually or in the aggregate do not have a Material Adverse Effect.

                  (ii) SM&P has obtained and is in substantial compliance with all permits, licenses, franchises, authorities, consents and approvals as are necessary under applicable Environmental Laws for operating its assets and business as presently conducted, and all such permits, licenses, franchises, authorities, consents and approvals remain in full force and effect, except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (iii) There are no pending or, to the Seller's Knowledge, threatened claims, demands, actions, administrative proceedings, lawsuits, notices of violation, notices of potential liability or investigations (nor, to the Seller's Knowledge, is there any basis by which SM&P is reasonably likely to become subject thereto) (i) against SM&P under any Environmental Laws or (ii) arising from any activities of SM&P not in compliance with any Environmental Laws except for claims, demands, actions, administrative proceedings, lawsuits or investigations that are listed in Section 4(i) of the Disclosure Schedule, and except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (iv) None of the real property currently owned or operated or, to the Seller's Knowledge, previously owned or operated by SM&P is (a) listed on the National Priorities List or any state or federal list of sites requiring environmental investigation or remedial action or (b) the subject of any regulatory action that is reasonably anticipated by the Seller to lead to claims against SM&P under any Environmental Law.

Notwithstanding any other provision of this Agreement, the Seller makes no representation in this Agreement regarding any compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law, except as set forth in this Section 4(i).

         (j)      INSURANCE. SM&P maintains insurance coverages, in such
                  ---------
amounts and covering such risks and with such limitations, deductibles and retentions, as are customary for similarly situated businesses. Section 4(j) of the Disclosure Schedule lists and briefly describes each insurance policy maintained by SM&P with respect to its properties, assets and business, together with a claims history for the past five years and an indication of whether such policy provides coverage on an "occurrence" or "claims made" basis. Except as set forth on Section 4(j) of the Disclosure Schedule, all of such insurance policies are in full force and effect, SM&P is not in default with respect to its obligations under any such insurance policy, and SM&P has not been denied insurance coverage. Except as set forth in Section 4(j) of the Disclosure Schedule, SM&P has no self-insurance or co-insurance programs, and the reserves set forth on the latest balance sheet of SM&P provided to the Buyer are adequate to cover all anticipated liabilities with respect to self-insurance or co-insurance programs.

         (k)      EMPLOYEE RELATIONS. SM&P is in substantial compliance with
                  ------------------
all federal, state, local or foreign laws, ordinances, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect. No unfair labor practice complaint against SM&P is pending before the National Labor Relations Board. There is no labor strike, jurisdictional dispute, material slowdown or stoppage pending or, to the Seller's Knowledge, threatened against or involving SM&P, nor has there been any such strike, jurisdictional dispute, slowdown or stoppage during the past two years. There are no representation proceedings involving SM&P pending or, to the Seller's Knowledge, threatened with the National Labor Relations Board, and no labor union or group of SM&P employees has made a demand for recognition which is currently pending.

         (l)      TAXES.
                  -----

                  (i)      TAX RETURNS FILED AND TAXES PAID. Except as set
                           --------------------------------
         forth in Section 4(l) of the Disclosure Schedule, (A) SM&P has duly filed or caused to be filed, on or before the due date thereof (taking into account timely extensions), with the appropriate taxing authorities, all state Tax Returns that it is required to file; (B) each such material state Tax Return (including any amendment thereto) is true, correct, and complete in all material respects; (C) all state Taxes of SM&P due with respect to, or shown or required to be shown to be due on, each such Tax Return (or amendment) or subsequent assessment with regard thereto, have been timely paid, or, an adequate reserve has been established therefor on the books and records of SM&P; and (D) there are no extensions of time to file any material Tax Return that are pending.

                  (ii)     TAX RESERVES AND TAX LIABILITIES. Except as set
                           ---------------------------------
         forth in Section 4(l) of the Disclosure Schedule, (A) the amount of liability for unpaid Taxes for all periods ending on or before the date of the Closing Balance Sheet (as defined in Section 2(c)) does not, in the aggregate, exceed the amount of the current liability reserve for Taxes (excluding accruals for deferred Taxes) as reflected on the books and records of SM&P on the Closing Date; (B) the amount of SM&P's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability reserve for Taxes (excluding accruals for deferred Taxes) as reflected on the books and records of SM&P on the Closing Date; (C) no Taxes of SM&P in excess of such current liability reserve for Taxes (excluding accruals for deferred Taxes) will be due or payable with respect to any taxable periods or portions of periods ending on or before the Closing Date; (D) SM&P has collected or withheld all Taxes that it is required to collect or withhold; and (E) there are no liens on any of SM&P's assets that have arisen in connection with any failure (or alleged failure) to pay any Taxes except any lien for Taxes that are being contested in good faith or is for property Taxes that are not yet delinquent. As set forth, SM&P is a party to a tax allocation agreement, a copy of which has been delivered to the Buyer (the "NiSource Tax Allocation Agreement"). For purposes of this Section 4(l) and
         Section 9(b), the term "Taxes" includes amounts payable to NiSource under the NiSource Tax Allocation Agreement for any Pre-Closing Period.

                  (iii)    AUDIT HISTORY AND OTHER PROCEEDINGS. Except as set
                         -------------------------------------
         forth in Section 4(l) of the Disclosure Schedule, (A) there are no pending audits, investigations, claims, suits or other proceedings for or relating to any material liability of SM&P in respect of Taxes; (B) SM&P is not delinquent in the payment of any Taxes; (C) no material deficiencies for Taxes of SM&P have been claimed, proposed or assessed by any taxing or other governmental authority; (D) there are no matters under discussion between SM&P and a governmental authority which could result in any additional amount of Taxes; (E) no extension of a statute of limitations (whether arising by reason of a waiver, claim for refund, or otherwise) relating to Taxes or Tax Returns of SM&P is in effect; and (F) there are no pending requests for rulings or determinations in respect of Taxes of SM&P pending with any governmental authority. Seller shall prepare any consolidated or combined Tax Return for which SM&P or the Buyer shall be liable to make payments to Seller pursuant to Section
         9(g) on a basis consistent with prior practice and in a manner which, unless otherwise agreed to by the Buyer, will result in the payment of the least amount of Taxes for SM&P and the least amount under Section 9(g), provided that no position shall be required to be taken on any such Tax Return for which there is not "substantial authority" within the meaning of the Code.

                  (iv)     MISCELLANEOUS. Except as set forth in Section 4(l)
                           -------------
         of the Disclosure Schedule, (A) SM&P does not own any real property in the State of New York or any other jurisdiction in which a Tax is imposed upon the transfer of securities of an issuer having an interest in real property; (B) SM&P is not a party or subject to any joint venture, partnership, or other arrangement or contract that is treated as a partnership for federal income tax purposes; (C) SM&P has not made any payments, is not obligated to make any payments, nor is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code; (D) SM&P has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code; (E)
         SM&P has not violated any of the COBRA continuation coverage requirements set forth in Section 4980B of the Code; (F) SM&P has disclosed on its federal income Tax Return all positions taken therein that could give rise to substantial understatement of federal income Taxes within the meaning of Section 6662 of the Code; (G) SM&P has not agreed to and is not required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method which affects any taxable year beginning after December 31, 1997; (H) SM&P has no application pending with any taxing authority requesting permission for any changes in accounting methods that affects any taxable year beginning after December 31, 1997; (I) no property owned by SM&P (1) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue
         Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act in 1986, (2) constitutes
         "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code; and (3) is tax-exempt bond financed property within the meaning of Section 168(f) of the Code; and (J) SM&P is not a foreign person within the meaning of Section 1445 of the Code.
         Section 4(l) of the Disclosure Schedule contains an accurate list of all states, counties, cities and other taxing jurisdictions (whether foreign or domestic) to which any Tax is properly payable by SM&P; provided, however, that SM&P does not currently have an accurate list of the taxing jurisdictions with respect to the UTI Business. The transactions contemplated by this Agreement are not subject to the withholding provisions of Section

         3406 of the Code, or of subchapter A of Chapter 3 of the Code, or of any similar provision of state, local or foreign Tax law.

         (m)      EVENTS AFTER OCTOBER 31, 2001. Except as set forth in
                  -----------------------------
Section 4(m) of the Disclosure Schedule, since October 31, 2001, there have not been any changes in the assets, conditions or affairs, financial or otherwise, of SM&P that, individually or in the aggregate, would have a Material Adverse Effect.

         (n)      CUSTOMERS. Section 4(n)(i) of the Disclosure Schedule sets
                  ---------
forth the names of SM&P's ten largest customers based on revenues for the 12 months ended October 31, 2001 (including, with respect to contracts relating to the UTI Business, all revenues during such period, whether recognized by SM&P or UTI). Except as set forth in Section 4(n)(ii) of the Disclosure Schedule, SM&P has not received notice that any such customer intends to cease or materially reduce its business with SM&P or to terminate any agreement with SM&P where such action would have a Material Adverse Effect.

         (o)      CONDITION OF PERSONAL PROPERTY. The Seller makes no and
                  ------------------------------
disclaims any representation or warranty, whether express or implied and whether by common law, statute or otherwise, as to (i) the quality, condition or operability of any personal property or equipment, (ii) its merchantability, (iii) its fitness for any particular purpose or (iv) its conformity to models or samples of materials, and all personal property and equipment is delivered "AS IS, WHERE IS" in the condition in which the same exists.

         (p)      REAL PROPERTY.
                  -------------

                  (i) Section 4(p) of the Disclosure Schedule accurately lists all real property that SM&P owns (the "Owned Real Property") and every lease or similar agreement under which SM&P is lessee of, or holds or operates, any real property owned by any third Person (the "Leased Real Property"). The Seller has made available to the Buyer true and complete copies of all deeds, leases and other instruments by which SM&P acquired or leases any real property and any title policies in SM&P's possession with respect to such Owned Real Property.

                  (ii) SM&P has good and marketable title to the Owned Real Property, free and clear of any Security Interest, except for Permitted Encumbrances. Except as set forth in Section 4(p) of the Disclosure Schedule, there are no leases, subleases, licenses, concessions or other agreements granting to any party or parties the right of use or occupancy of any portion of the Owned Real Property. There are no outstanding options or rights of first refusal to purchase any of the Owned Real Property or any portion thereof or interest therein.

                  (iii) SM&P has a valid leasehold interest in, and the right to quiet enjoyment of, all Leased Real Property for the full term of each applicable lease or similar agreement (and any renewal option related thereto), and the leasehold or other interest of SM&P in such Leased Real Property is not subject or subordinate to any Security Interest granted by SM&P.

         (q)      TRANSACTIONS WITH AFFILIATES. Section 4(q) of the
                  ----------------------------
Disclosure Schedule lists all (i) oral or written contracts and agreements between SM&P and the Seller and Affiliates of the Seller and (ii) all services provided by the Seller and Affiliates of the Seller to SM&P not otherwise covered by such oral or written contracts and agreements.

         (r)      EMPLOYEE BENEFITS.
                  -----------------

                  (i) Section 4(r) of the Disclosure Schedule sets forth a true and complete list of all Employee Benefit Plans maintained or contributed to by SM&P or the Seller during the past three years for the benefit of or with respect to any current or former employees, officers or directors of SM&P (the "SM&P Benefit
         Plans").

                  (ii) Each of the SM&P Benefit Plans has been administered in substantial compliance with its terms and with ERISA, the Code and all other applicable statutes and regulations. SM&P has performed and complied in all material respects with all of its obligations under or with respect to each of the SM&P Benefit Plans.

                  (iii) SM&P does not currently maintain or contribute to, and at no time in the past has it maintained or contributed to, a Multiemployer Plan, a Title IV Plan, a plan subject to Section 302 of ERISA or Section 412 of the Code, or an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Code.

                  (iv) Each SM&P Benefit Plan, which is an Employee Pension Benefit Plan, and which is intended to be qualified under Section 401(a) of the Code, is the subject of a favorable Internal Revenue Service determination letter, has been operated substantially in accordance with its terms and is in substantial compliance with Section 401(a)(4) of the Code. There is no pending or, to the Seller's Knowledge, threatened litigation relating to any SM&P Benefit Plan (other than routine claims for benefits), and there is no proceeding that is pending or, to the Seller's Knowledge, threatened by any governmental agency with respect to any SM&P
         Benefit Plan.

                  (v) Neither SM&P nor any of its respective employees or directors nor, to the Seller's Knowledge, any fiduciary of any SM&P Benefit Plan or any other person has engaged in any transaction, including the execution and delivery of this Agreement, and other agreements, instruments and documents for which execution and delivery by SM&P is contemplated herein, in violation of Section 406(a) or (b) of ERISA, or which is a prohibited transaction (as defined in Section 4975(c)(1) of the Code), or which could subject SM&P to any tax or penalty imposed by Chapter 43 of subtitle D of the Code or Sections 502(c), (i) or
         (1) of ERISA in an amount that would be material.

                  (vi) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not listed in
         Section 4(r) of the Disclosure Schedule but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by any ERISA Affiliate, (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied in full, (B) no liability to the PBGC has been incurred by any ERISA Affiliate, which liability has not been satisfied in full, (C) the PBGC has not instituted any proceedings to terminate such plan, (D) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (E) all contributions
         (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

                  (vii) Except as provided in Section 4(r) of the Disclosure Schedule, there are no plans, arrangements or agreements to which SM&P is a party or by which it is bound and under which as a result of any particular transaction or transactions (including but not limited to the transactions contemplated by this Agreement) any director, officer, employee or other agent of SM&P, or any other party claiming through such a Person, shall or may acquire rights with respect to any SM&P Benefit Plan (including the creation, increase or extension of new or existing rights), become entitled to a distribution or payment with respect to SM&P at a date earlier than if such transaction had not occurred
         (except in accordance with Section 401(k)(10) of the Code), or otherwise receive or become vested in rights and benefits with respect to any SM&P Benefit Plan. Without limitation of the foregoing, except as set forth in Section 4(r) of the Disclosure Schedule, SM&P is not a party to any agreement with any director, officer, employee or agent of SM&P pursuant to which any such Person will be entitled to any payment by SM&P upon termination of employment following consummation of the transactions contemplated by this Agreement.

                  (viii) Complete and correct copies of all current documents, including all amendments thereto, with respect to each Employee Benefit Plan have been delivered to the Buyer.

                  (ix) Except to the extent required under a severance pay plan or under ERISA Section 601, et seq. and Code Section 4980B or applicable state coverage continuation laws, no Employee Benefit Plan provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                  (x)      SM&P has complied with the provisions of ERISA
         Section 601, et seq. and Code Section 4980B.

         (s)      SUFFICIENCY OF ASSETS. Except as set forth in Section 4(s)
                  ---------------------
of the Disclosure Schedule, the rights, properties and assets owned by or leased or licensed to SM&P include all rights, properties and other assets necessary to permit SM&P to conduct its business in all material respects in the same manner as currently conducted.

         (t)      ACCOUNTS RECEIVABLE. Except as set forth in Section 4(t) of
                  -------------------
the Disclosure Schedule, all accounts receivable of SM&P that are reflected on the consolidated balance sheet of SM&P as of October 31, 2001, included in the SM&P Financial Statements attached as Exhibit A, and the accounting records of SM&P as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. SM&P's allowance for uncollectible accounts receivable is adequate and calculated consistent with past practice. SM&P's allowance for uncollectible accounts receivable as of the Closing Date will not represent a greater percentage of the accounts receivable as of the Closing Date than the allowance reflected in the balance sheet as of October 31, 2001 represented of the accounts receivable reflected therein and will not represent a material adverse change in the composition of such accounts receivable in terms of aging. Section 4(t) of the Disclosure Schedule contains a complete and accurate list of all accounts receivable greater than $250,000 as of October 31, 2001 and sets forth the aging of such accounts receivable.

         (u)      EMPLOYEES.
                  ---------

                  (i) Section 4(u) to the Disclosure Schedule contains a complete and accurate list of the following information for each employee of SM&P, including each employee on leave of absence or layoff status: job title; current compensation paid or payable and any change in compensation since January 1, 2001 or date of hire, if later; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any severance pay, insurance, medical, welfare, vacation, profit-sharing or other employee benefit plan maintained by SM&P or the Seller and available to SM&P employees. Except as set forth in Section 4(u) of the Disclosure Schedule, SM&P maintains no plans or obligation to pay pension benefits or provide retiree medical or other retiree insurance benefits to any of its current or retired employees.

                  (ii) No employee of SM&P is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (A) the performance of his duties as an employee of SM&P, or (B) the ability of SM&P to conduct its business. Except as set forth in Section 4(u) of the Disclosure Schedule, no officer or other key employee of SM&P intends to terminate his employment with SM&P.

         (v)      INTELLECTUAL PROPERTY. Section 4(v) of the Disclosure
                  ---------------------
Schedule sets forth all of the Intellectual Property owned or used by SM&P. Except as set forth in Section 4(v) of the Disclosure Schedule, (i) SM&P owns and possesses without restriction as to use, all right, title and interest in and to the Proprietary Rights necessary for the operation of SM&P's business as currently conducted; (ii) SM&P has not received any notices of invalidity, infringement or misappropriation from any third party with respect to any such Intellectual Property; (iii) SM&P has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of any third parties; and (iv) to the Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of SM&P.

         (w)      COMPLETION OF UTI EXCHANGE TRANSACTION. The transactions
                  --------------------------------------
contemplated by the Exchange and Termination Agreement dated as of August 15, 2001 (the "Exchange Agreement"), by and among UTI, the Seller, SM&P and the other parties named therein, have been completed in accordance with the terms of the Exchange Agreement, without modification.

         (x)      UNDISCLOSED LIABILITIES. Except as set forth in
                  -----------------------
Section 4(x) of the Disclosure Schedule, SM&P and its subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), except for (i) liabilities or obligations reflected or reserved against in the consolidated balance sheet of SM&P as of October 31, 2001, included in the SM&P Financial Statements attached as Exhibit A, (ii) current liabilities incurred in the Ordinary Course of Business since October 31, 2001, (iii) obligations under leases, contracts and other agreements (which agreements are set forth in Section 4(g) of the Disclosure Schedule to the extent they constitute Material Agreements) and (iv) such other liabilities and obligations that are not in the aggregate material to SM&P.

5.       PRE-CLOSING COVENANTS.
         ---------------------

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a)      GENERAL. Each of the Parties will use its reasonable efforts
                  -------
to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7).

         (b)      NOTICES AND CONSENTS. The Seller will cause SM&P to give
                  --------------------
any notices to third parties and will cause SM&P to use its reasonable efforts to obtain any third-party consents that the Buyer reasonably may request in connection with the matters referred to in Section 4(c). Each of the Parties will make (and the Seller will cause SM&P to make) any filings with, and use its reasonable efforts to obtain any authorizations, consents and approvals of, governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii) and Section 4(c).

         (c)      OPERATION OF BUSINESS. The Seller will not, without the
                  ---------------------
consent of the Buyer, cause or permit SM&P to engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business, except as described on Section 5(c) of the Disclosure Schedule. Without limiting the generality of the foregoing, except as disclosed on
Section 5(c) of the Disclosure Schedule, the Seller will not, without the consent of the Buyer, except as expressly contemplated by this Agreement, cause or permit SM&P to do any of the following:

                  (i)      amend or otherwise change its charter or bylaws;

                  (ii) declare, pay or become obligated for any dividend, distribution or other payment to the Seller or any of its Affiliates, other than (A) in the Ordinary Course of Business through December 31, 2001 and (B) payments and obligations for services prior to the Closing of a type contemplated by the Transition Services Agreement referred to in Section 7(a)(viii);

                  (iii) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (A) any shares of capital stock of any class of SM&P or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including any phantom interest) in SM&P or (B) any assets and properties to SM&P other than in the Ordinary Course of Business;

                  (iv) (A) acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or any division thereof, (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except borrowings in the Ordinary Course of Business pursuant to any existing credit agreements or pursuant to intercompany loan agreements with the Seller, or (C) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this paragraph (iv);

                  (v) (A) increase the compensation payable to, or grant any severance or termination pay to, its officers, employees, directors or consultants, except pursuant to existing contractual arrangements or existing compensation plans and except for spot awards not to exceed $25,000 in the aggregate, (B) enter into any employment, consulting or severance agreement with any director, officer or other employee or consultant of SM&P, or (C) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, employee or consultant;

                  (vi) change any accounting practice for GAAP or Tax purposes, unless required by a change in accounting rules or applicable law;

                  (vii) amend in any material respect any Material Agreement, or terminate any Material Agreement before the expiration of the term thereof;

                  (viii) pay, discharge or satisfy any liability or obligation (whether accrued, absolute, contingent or otherwise) in excess of $50,000 individually, or $250,000 of related liabilities or obligations in the aggregate, other than the payment, discharge or satisfaction, in the Ordinary Course of Business, of liabilities or obligations shown or reflected on the SM&P Financial Statements or incurred in the Ordinary Course of Business (for this purpose, payments made under the NiSource Tax Allocation Agreement shall be deemed to be made in the Ordinary Course of Business);

                  (ix) permit or suffer any assets (whether real, personal or mixed, tangible or intangible) to be subjected to any Security Interest, except in the Ordinary Course of Business;

                  (x) permit the waste of any of its properties or assets, whether or not covered by insurance;

                  (xi) subject to the provisions of Section 5(f), cancel, forgive or compromise any debt or obligation due to SM&P, except in the Ordinary Course of Business;

                  (xii) dispose of any records related to its assets or business at any time earlier than it would have done consistent with past practices;

                  (xiii) discourage or prevent those employees identified by the Seller as employees who are expected to continue their employment with SM&P after the Closing to not continue their employment with SM&P or the Buyer after the Closing;

                  (xiv) induce or attempt to induce, or cause the Seller's Affiliates to induce or attempt to induce, any customer or other business relation of SM&P into any business relationship which might materially harm SM&P or the Buyer;

                  (xv) transfer to any Person any attributes of ownership (including the right to receive payments) in respect of any split-dollar life insurance policy owned by SM&P; or

                  (xvi) agree to do any of the foregoing, whether or not in writing.

         The Buyer shall designate a person who will be available at all reasonable times to consult with the Seller and SM&P regarding actions for which the Buyer's consent is required and endeavor to promptly respond to all reasonable requests of the Seller and SM&P for consents required by this Section. The Seller agrees to use commercially reasonable efforts to encourage those employees listed in Section 7(a)(ix) of the Disclosure Schedule to continue their employment with SM&P after the Closing. The Seller's obligations hereunder shall terminate at Closing.

         (d)      FULL ACCESS. The Seller will permit, and will cause SM&P to
                  -----------
permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of SM&P, to all premises, properties, personnel, books, records (including tax records and audit work papers), contracts and documents of or pertaining to SM&P. Any information obtained by the Buyer and its employees, representatives, consultants, attorneys, agents, lenders and other advisors under this Section 5(d) shall be subject to the confidentiality and use restrictions contained in that certain letter agreement between the Buyer and SM&P dated April 25, 2001 (the "Confidentiality Agreement"). Without limiting the generality of the foregoing, the Seller shall regularly inform, advise and consult with the Buyer with regard to the management and operations of SM&P, including marketing, execution and performance of Material Agreements, capital expenditures, management review, integration of the UTI Business and overall business strategy.

         (e)      NOTICE OF DEVELOPMENTS.
                  ----------------------

                  (i) Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or 4. Subject to
         Section 5(e)(ii), no disclosure by any Party pursuant to this
         Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

                  (ii) If the Seller notifies the Buyer that an item was omitted from the Disclosure Schedule, and Buyer concurs, in its sole discretion, that the omission did not prejudice the Buyer (and only in such event), such omitted item shall be added to the Disclosure Schedule and will be deemed to have qualified the representations and warranties in Section 3 or 4 and to have cured any misrepresentations or breach of warranty that might otherwise have existed hereunder by reason of the omission of such item from the Disclosure Schedule.

         (f)      INTERCOMPANY OBLIGATIONS. As of the close of business on
                  ------------------------
December 31, 2001 and again as of the close of business on January 8, 2002, the Seller shall convert to equity all intercompany loans to SM&P from the Seller or any of its Affiliates. In addition, on each such date all intercompany payables owing from SM&P to the Seller or its any of its Affiliates shall be offset against intercompany receivables owing to SM&P from the Seller or any of its Affiliates (excluding receivables owed pursuant to a customer contract pursuant to which SM&P is providing services to the Seller or the Seller's Affiliates, which shall remain outstanding and be payable in accordance with SM&P's customary accounts receivable payment practices). Upon such conversion and offset, any remaining balance owed to the Seller or any of its Affiliates shall be contributed to the equity that the Seller holds in SM&P.

         (g)      PARENT GUARANTIES. Each of the Parties will use its
                  -----------------
reasonable efforts to obtain the termination and release of any existing guaranties of SM&P's obligations by the Seller or any of its subsidiaries, including in the case of the Buyer agreeing to replace such guaranties with a guarantee from the Buyer or an Affiliate of the Buyer or other reasonable credit support.

         (h)      FINANCIAL STATEMENTS. Seller will provide to the Buyer
                  --------------------
monthly unaudited interim income statements and balance sheets for the months after October 31, 2001 prior to the Closing, which shall be prepared in accordance with GAAP, applied on a basis consistent with the SM&P Financial Statements attached as Exhibit A. No election has been or will be made pursuant to Sections 108 and 1017 of the Code to reduce the tax basis or any other tax attribute of SM&P.

         (i)      EXCLUSIVITY. Until this Agreement is terminated by its terms,
                  -----------
the Seller shall not (nor shall the Seller cause or permit any Person acting on behalf of the Seller, SM&P or the Seller's Affiliates to), (i) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (A) liquidation, dissolution or recapitalization of, (B) merger or consolidation with or into, (C) acquisition or purchase of assets (other than in the Ordinary Course of Business) of or any equity interest in or (D) similar transaction or business combination involving SM&P or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. The Seller agrees that it will discontinue immediately (and will cause SM&P or any Person acting on behalf of the Seller, SM&P, or the Seller's Affiliates to discontinue immediately) any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Seller shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         (j)      PROVISION OF WORKING CAPITAL. The Seller agrees to provide
                  ----------------------------
SM&P working capital sufficient for SM&P (including the UTI Business) to operate in the Ordinary Course of Business and otherwise to comply with Seller's obligations under this Agreement.

         (k)      TRANSITION OF UTI BILLING. The Seller shall use its best
                  -------------------------
efforts, and will cause SM&P to use its best efforts, to complete SM&P's assumption of all billing functions with respect to the UTI Business no later than January 15, 2002.

         (l)      NEW LEASE AGREEMENT. To the extent any of the vehicles or
                  -------------------
equipment used by SM&P are leased under an agreement under which the Seller or one of its Affiliates (other than SM&P) is the lessee, the Seller shall cause SM&P to enter into a new lease agreement with the lessor having substantially the same terms and conditions as the existing lease and shall use its best efforts to cause the lessor to transfer such vehicles or equipment to such new lease effective no later than the Closing.

6.       POST-CLOSING COVENANTS.
         ----------------------

         The Parties agree as follows with respect to the period following the Closing.

         (a)      GENERAL. In case at any time after the Closing any further
                  -------
action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8).

         (b)      LITIGATION SUPPORT. In the event and for so long as any
                  ------------------
Party actively is contesting or defending against any third-party action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or
(ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or before the Closing Date involving SM&P, each of the other Parties shall cooperate with it and its counsel in the defense or contest, make available their personnel and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the defense or contest and without interfering with such other Party's ability to conduct its business, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8).

         (c)      TRANSITION. The Seller and its Affiliates will not take
                  ----------
any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, employee or other business associate of SM&P (other than the Seller and its Affiliates) from maintaining the same business relationships with SM&P after the Closing as it maintained with SM&P before the Closing.

         (d) ACCESS TO INFORMATION AND COOPERATION. After the Closing and
             -------------------------------------
subject to the execution of such confidentiality agreements as may be reasonably requested by the Buyer, the Buyer shall afford to the Seller and its representatives and advisors such access during normal business hours with reasonable notice to the books, records and personnel of SM&P and to such other information, and shall furnish such cooperation relating to SM&P, as the Seller shall reasonably request for financial reporting and accounting matters, the preparation and filing of any Tax applications or returns, the defense of Tax claims and related purposes. The Buyer shall cause SM&P to preserve all Tax and accounting records of SM&P for a period of seven years following the Closing. In addition, the Seller shall afford the Buyer, and its respective representatives and advisors, similar access to any books, records and files retained by the Seller relating to the business of SM&P, and the Seller shall retain such records for seven years.

         (e)      NONCOMPETE; NONSOLICITATION.
                  ---------------------------

                  (i) In consideration of the mutual covenants provided for herein to the Seller at the Closing, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (the "Noncompete Period"), neither the Seller nor any of the Seller's Affiliates shall engage, and the Seller shall cause its Affiliates not to engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), directly or indirectly (other than through the ownership of less than 1% of the outstanding equity of a publicly-traded entity) in the business of locating and marking utility lines for third parties in any geographic area in which SM&P conducts its business as of the Closing Date. Notwithstanding the foregoing, nothing herein shall preclude (A) the Seller or any of its Affiliates from acquiring any entity that operates a division, subsidiary or business unit that is engaged in the utility line locating and marking business if the revenues of such division, subsidiary or business unit for the most recently completed fiscal year (regardless of when such division, subsidiary or business unit was acquired by the entity to be acquired by the Seller) account for less than 15% of the total revenues of the acquired entity for such fiscal year, or (B) any entity that acquires the Seller from engaging in any business. For purposes of the foregoing clause (B), a transaction shall be deemed to involve an acquisition of the Seller if the Persons who beneficially owned a majority of the Seller's voting stock immediately prior to the transaction beneficially own less than a majority of the voting stock of the continuing or surviving entity immediately following the transaction. The Parties agree that the covenant set forth in this Section is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or geographical area, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Section shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (ii) The Seller agrees that, during the Noncompete Period, the Seller (A) shall not, and shall cause its Affiliates not to, directly or indirectly, contact, approach or solicit (other than through advertising in a newspaper or other publication not directed primarily to employees of SM&P) for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) any person employed by SM&P at any time within two years prior to the Closing Date or during the Noncompete Period, without the prior written consent of the Buyer, which shall not be unreasonably withheld or delayed, and (B) shall not induce or attempt to induce, and shall cause its Affiliates not to induce or attempt to induce, any customer or other business relation of SM&P to terminate its business relationship with SM&P or to materially reduce its business with SM&P. The term "indirectly" as used in this Section is intended to mean any acts authorized or directed by or on behalf of the Seller or any Person controlled by the Seller.

                  (iii) The Seller shall, and shall cause its Affiliates to, treat and hold as confidential any information concerning the business and affairs of SM&P that is not already generally available to the public (the "Confidential Information"). In the event that the Seller or any of its Affiliates is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller shall, or shall cause such Affiliate, to notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller or any of its Affiliates is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller or such Affiliate may disclose the Confidential Information to the tribunal; provided that the Seller shall, or shall cause such disclosing Affiliate, to use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

                  (iv) The Seller shall not use or permit any of its Affiliates to use the "SM&P" or "SM&P Utility Resources, Inc." names or any names confusingly similar thereto in any manner anywhere in the world after Closing.

         (f)      EMPLOYEE MATTERS.
                  ----------------

                  (i)      CONTINUATION OF COMPENSATION AND BENEFITS. For a
                           -----------------------------------------
         period of two years after the Closing Date, the Buyer shall maintain, or shall cause SM&P to maintain, base salary, wages, compensation levels (including bonus and other incentive compensation) and Employee Benefit Plans for the benefit of the employees and former employees of SM&P, which, in the aggregate, are at least equal or equivalent to the base salary, wages, compensation levels and SM&P Benefit Plans provided to the employees and former employees of SM&P on the date of this Agreement (which SM&P Benefit Plans are set forth in Section 4(r) of the Disclosure Schedule), other than the NiSource Inc. Employee Stock Purchase Plan and subject to promotions, demotions and layoffs in the Ordinary Course of Business.

                  (ii)     SERVICE CREDIT. The Buyer shall provide, or shall
                           --------------
         cause SM&P to provide, each employee or former employee of SM&P with credit for all service with SM&P (as reflected in Section 4(u) of the Disclosure Schedule) for purposes of determining eligibility to participate, vesting or qualification or eligibility for any benefit or privilege (including vacation) based on length of service under any Buyer Benefit Plan (but excluding determining benefit accruals under any Buyer Benefit
         Plan that is a defined benefit plan as defined in Section 3(35) of ERISA) or retiree medical plan.

                  (iii)    WELFARE BENEFIT PLAN OBLIGATIONS. With respect to
                           --------------------------------
         any Buyer Employee Welfare Benefit Plan covering any employee or former employee (and covered spouse or dependant) of SM&P after the Closing Date, the Buyer shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods, and (ii) provide each such employee or former employee (and any covered spouse or dependant) with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Buyer Benefit Plan in which such employee or former employee is eligible to participate after the Closing Date.

                  (iv)     SEVERANCE POLICY. For a period of two years after
                           ----------------
         the Closing Date, the Buyer shall provide, or shall cause SM&P to provide, for the benefit of the employees of SM&P severance benefits in accordance with the terms and conditions of the NiSource Inc. Severance Policy as amended and restated effective November 27, 2001, a copy of which has been delivered to the Buyer. During such two year period, the Buyer shall not materially amend or terminate, and shall cause SM&P not to amend or terminate, such policy in any manner adverse to the employees or former employees of SM&P.

         (g)      INSURANCE PROCEEDS. The Seller shall use commercially
                  ------------------
reasonable efforts to obtain for the benefit of SM&P and the Buyer the proceeds of any insurance policies maintained by the Seller or its Affiliates that provide coverage for SM&P's business for periods prior to the Closing.

7.       CONDITIONS TO OBLIGATION TO CLOSE.
         ---------------------------------

         (a)      CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of
                  -------------------------------------
the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
         Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, except for such changes as may result from the conduct of the business of SM&P in accordance with this Agreement before the Closing; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in the foregoing clauses (i) through (iii) is satisfied;

                  (v) the Seller shall have delivered to the Buyer the certificate called for by Section 9(b);

                  (vi) the Buyer shall have received all the stock records, corporate books and records of SM&P and the resignations of officers and directors of SM&P;

                  (vii) the Seller shall have delivered to the Buyer an opinion of the Seller's legal counsel dated as of the Closing Date as to the matters set forth as Exhibit B to this Agreement;

                  (viii) the Parties shall have executed a Transition Services Agreement substantially in the form of Exhibit C;

                  (ix) the Buyer shall have made arrangements with the key employees of SM&P listed in Section 7(a)(ix) of the Disclosure Schedule to continue their employment after the Closing;

                  (x) except as provided in Section 9, the provisions of the NiSource Tax Allocation Agreement and the Intercompany Lending Agreement between the Seller and its subsidiaries, insofar at each relates to SM&P, shall have been terminated;

                  (xi) the Seller shall have delivered to the Buyer certified copies of the resolutions of the Seller's Board of Directors approving the transactions contemplated by this Agreement;

                  (xii) the Seller shall have obtained the consents set forth in Section 7(a)(xii) of the Disclosure Schedule in form and substance reasonably acceptable to the Buyer;

                  (xiii) the Buyer shall have had an opportunity to contact customers of SM&P listed in Section 7(a)(xiii) of the Disclosure Schedule and shall not have advised the Seller that the Buyer received any indication that any customer or customers intend to terminate or materially reduce its or their business with SM&P where such action would have a Material Adverse Effect;

                  (xiv) SM&P shall have entered into the new lease agreement referred to in Section 5(l); and

                  (xv) the Buyer shall have received such other documents as the Buyer may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or before the Closing.

         (b)      CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of
                  --------------------------------------
the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
         Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified in the foregoing clauses (i) through (iii) is satisfied;

                  (v) the Seller shall have obtained the consents set forth on Section 7(a)(xii) of the Disclosure Schedule in form and substance reasonably acceptable to the Seller; and

                  (vi) all guaranties of SM&P's obligations by the Seller or any of its subsidiaries that are set forth in Section 7(b)(vi) of the Disclosure Schedule shall have been terminated and released, and neither the Seller nor any of its subsidiaries shall have any obligations for the vehicles subject to the new lease agreement referred to in Section 5(l).

The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or before the Closing.

8.       REMEDIES FOR BREACHES OF THIS AGREEMENT.
         ---------------------------------------

         (a)      SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the
                  ------------------------------------------
representations and warranties of the Seller contained in Section 3(a) shall survive the Closing indefinitely. All of the representations and warranties of the Buyer contained in Section 3(b) shall survive the Closing indefinitely. Except as provided in Section 9(a), all of the representations and warranties of the Seller contained in Section 4 shall survive the Closing and continue in full force and effect for a period of 18 months thereafter, whereupon they shall terminate.

         (b)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.
                  ---------------------------------------------------

                  (i) Subject to the limitations in Section 8(b)(ii), the Seller agrees to indemnify the Buyer, SM&P and any of their respective Affiliates, directors, officers, employees and agents (collectively, the "Buyer Indemnified Parties") from and against any Adverse Consequences any Buyer Indemnified Party suffers as a result of the breach of any of the Seller's representations, warranties and covenants contained herein, provided that (A) such Adverse Consequences exceed the Claim Deductible, and (B) in the case of breaches of representations and warranties contained in
         Section 4, the Buyer makes a written claim for indemnification against the Seller pursuant to Section 11(g) within the applicable survival period.

                  (ii)     The Seller shall have no obligation under
         Section 8(b) to indemnify the Buyer Indemnified Parties from and against any Adverse Consequences arising from or relating to the breach of any representation, warranty or covenant until the aggregate of the Adverse Consequences for all claims (including the Claim Deductible for each individual claim for which Adverse Consequences exceed the Claim Deductible) exceeds $500,000. After the aggregate of the Adverse Consequences for all claims under
         Section 8(b) (including the Claim Deductible for each individual claim for which Adverse Consequences exceed the Claim Deductible) exceeds $500,000, the Seller shall indemnify the Buyer Indemnified Parties for all Adverse Consequences in excess of $500,000, up to a maximum aggregate indemnity of $8.0 million.

         (c)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. The
                  ----------------------------------------------------
Buyer agrees to indemnify the Seller and any of its respective Affiliates, directors, officers, employees and agents (collectively, the "Seller Indemnified Parties") from and against the entirety of any Adverse Consequences the Seller suffers as a result of the breach of any of the Buyer's representations, warranties and covenants contained herein.

         (d)      MATTERS INVOLVING THIRD PARTIES.
                  -------------------------------

                  (i) If any third party notifies any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third-Party Claim) notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of an Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any of its obligations hereunder unless and then solely to the extent that the Indemnifying Party is irrevocably prejudiced by such delay. The notice shall include a description of the Third-Party Claim and copies of all documents relating to the claim.

                  (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement fully releases such Indemnified Party and involves only the payment of money damages that are covered in full by the indemnity and does not impose an injunction or other equitable relief upon the Indemnified Party and is subject to confidentiality provisions acceptable to the Indemnified Party (which approval will not be unreasonably withheld by the Indemnified Party).

                  (iii) Unless and until an Indemnifying Party assumes the defense of the Third-Party Claim as provided in Section 8(d)(ii), the Indemnified Party may defend against the Third-Party Claim in any manner it reasonably may deem appropriate.

                  (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of each Indemnifying Party, which consent shall not be unreasonably withheld.

         (e)      EXCLUSIVE REMEDIES. Except as provided in Section 9, the
                  ------------------
rights, remedies and obligations of the Parties under this Section 8 shall be the exclusive rights, remedies and obligations of the Parties for any breach or default in connection with the transactions contemplated by this Agreement.

9.       TAX MATTERS.
         -----------

         (a)      SCOPE OF TAX INDEMNITY PROVISIONS. In the case of any
                  ---------------------------------
indemnity claim for Taxes for a Pre-Closing Period, the indemnity obligations of the Seller, and the rights of the Buyer with respect to indemnification, shall be governed by this Section and not by Section 8 hereof (regardless of whether the Taxes for which indemnity is being claimed result from a breach of a representation in Section 4(l) hereof). The indemnity obligations of the Seller under this Section shall survive the Closing until 30 days after the expiration of the statute of limitations to which the Tax liabilities relate.

         (b)      ALLOCATION OF LIABILITY FOR TAXES. The Seller shall be
                  ---------------------------------
liable for, and shall indemnify, defend and hold the Buyer and its Affiliates, including SM&P, harmless from and against, (i) any and all Taxes together with any costs, expenses, losses or damages, including reasonable expenses of investigation and attorneys' and accountants' fees and expenses, arising out of or incident to the determination, assessment or collection of such Taxes (collectively, "Tax Losses") imposed on or with respect to SM&P, or its respective assets, operations or activities for any Pre-Closing Period (including, but not limited to, Taxes resulting by reason of the several liability of SM&P pursuant to Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign law by reason SM&P of having been a member of any consolidated, combined or unitary group on or prior to the Closing Date) and (ii) any Tax Losses resulting from the breach of the Seller's representations and warranties set forth in Section 4(l) or covenants set forth in this Section 9, but only to the extent that such Taxes have not been accrued and reflected by a reserve for current Taxes (excluding any accrual for deferred Taxes) on the books and records of SM&P as of the Closing Date. The Seller shall deliver to the Buyer, pursuant to
Section 7(a)(v), at the Closing a certificate setting forth the reserve for current Taxes (excluding any accrual for deferred Taxes), as of the Closing Date, on the books and records of SM&P. For purposes of this Article 9, the phrase "reserve for Taxes" includes Taxes which are directly payable by SM&P and Taxes which represent amounts (whether computed pursuant to the NiSource Tax Allocation Agreement or otherwise) owing to an Affiliate of SM&P with respect to Taxes paid by such Affiliate with respect to the activities, business or operations of SM&P. The Buyer shall be liable for, and shall indemnify, defend and hold the Seller harmless from and against, any and all Taxes imposed on or with respect to SM&P, or its operations, ownership, assets or activities for any Post-Closing Period.

         (c)      PRORATION OF TAXES.
                  ------------------

                  (i)      METHOD OF PRORATION. Tax items shall be apportioned
                           -------------------
         between Pre-Closing and Post-Closing Periods based on a closing of the books and records of the relevant entity or entities as of the Closing Date (provided that (i) any Tax item incurred by reason of the transactions occurring on or before the Closing Date as contemplated by this Agreement, including any Tax item resulting from a prior intercompany transaction that has been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement, shall be treated as occurring in a Pre-Closing Period and (ii) depreciation, amortization and depletion for any Straddle Period shall be apportioned on a daily pro rata basis). Notwithstanding anything to the contrary in the preceding sentence, the parties agree that for U.S. federal income Tax purposes, Tax items for any Straddle Period shall be apportioned between Pre-Closing Periods and Post-Closing Periods in accordance with U.S. Treasury Regulation Section 1.1502-76(b), which regulation shall be reasonably interpreted by the parties in a manner intended to achieve the method of apportionment described in the preceding sentence. Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to SM&P shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such franchise Tax.

                  (ii)     NO CONTRARY ELECTIONS. The Seller and the Buyer
                           ---------------------
         will not exercise any option or election (including any election to ratably allocate a Tax year's items under Treasury Regulation
         Section 1.1502-76(b)(2)(ii)) to allocate Tax items in a manner inconsistent with Section 9(c)(i) hereof.

         (d)      REFUNDS OF TAXES; AMENDED RETURNS; CARRYOVERS.
                  ---------------------------------------------

                  (i)      REFUNDS. Subject to Section 9(d)(iii) hereof, if
                           -------
         the Buyer receives a Tax refund with respect to Taxes arising in a Pre-Closing Period, the Buyer shall pay, within 90 days following the receipt of such Tax refund, the amount of such Tax refund to the Seller. If the Seller receives a Tax refund with respect to Taxes arising in any Post-Closing Tax Period, within 90 days following the receipt of such Tax refund, the Seller will pay the amount of such Tax refund to the Buyer.

                  (ii)     AMENDED TAX RETURNS.
                           -------------------

                           (A) Subject to Section 9(d)(iii) hereof, any amended Tax Return or claim for Tax refund for any Pre-Closing Period other than a Straddle Period shall be filed, or caused to be filed, only by the Seller. The Seller shall not, without the prior written consent of the Buyer, make or cause to be made any such filing, to the extent such filing, if accepted, reasonably might change the Tax liability of the Buyer for any Tax Period.

                           (B) An amended Tax Return or claim for Tax refund for any Straddle Period shall be filed by the party responsible for filing the original Tax Return hereunder if either the Buyer or the Seller so request, except that such filing shall not be done without consent (which shall not be unreasonably withheld or delayed) of the Buyer (if request is made by the Seller) or of the Seller (if request is made by the Buyer).

                           (C) Any amended Tax Return or claim for Tax refund for any Post-Closing Period other than a Straddle Period shall be filed, or caused to be filed, only by the Buyer, who shall not be obligated to make (or cause to be made) such filing. The Buyer shall not, without the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed) file, or cause to be filed, any amended Tax Return or claim for Tax refund for any Post-Closing Period to the extent that such filing, if accepted, reasonably might change the Tax liability of the Seller for any Pre-Closing Period.

                  (iii)    CARRYBACKS. If any Tax loss or credit with respect
                           ----------
         to SM&P arising in a Post-Closing Period may be carried back and included in any Tax Return filed or caused to be filed by the Seller with respect to SM&P for any Pre-Closing Period, the Buyer may elect (at its expense) to carry back such Tax items (subject to Seller's consent, which consent shall not be unreasonably withheld or delayed), but only if SM&P cannot elect to waive the carryback. In such case, the Seller shall pay to the Buyer an amount equal to the Tax Benefit resulting from such carryback of Tax loss or credit, provided that the Seller shall not be required to file any carryback claim unless the Buyer so requests in writing and agrees to pay the reasonable expenses related to the claim for refund.

         (e)      PREPARATION AND FILING OF TAX RETURNS.
                  -------------------------------------

                  (i)      SELLER'S RESPONSIBILITIES. The Seller shall have
                           -------------------------
         the right and obligation to timely prepare and file, and cause to be timely prepared and filed, when due, any Tax Return that is required to include the operations, ownership, assets or activities of SM&P for Tax Periods ending on or before the Closing Date and for Tax Periods beginning before and ending after the Closing Date for which a consolidated, combined or unitary Tax Return is filed that includes SM&P for the period prior to and including the Closing Date (other than a combined or unitary Tax Return with respect to which SM&P is the parent or reporting corporation). The Seller shall be responsible for reimbursing the Buyer for Taxes relating to taxable periods, or portion thereof, prior to the Closing Date, except to the extent accrued as a current liability on the books and records of SM&P on the Closing Date as a "reserve for Taxes" excluding deferred Taxes.

                  (ii)     BUYER'S RIGHTS AND RESPONSIBILITIES. The Buyer
                           -----------------------------------
         shall have the right and obligation to timely prepare and file, or cause to be timely prepared and filed, when due, all Tax Returns that are required to include the operations, ownership, assets or activities of SM&P for any Tax Periods ending after the Closing Date (including all Straddle Period Tax Returns), except for consolidated, combined or unitary Tax Returns described in
         Section 9(e)(i).

                  (iii)    PREPARATION OF TAX RETURNS.
                           --------------------------

                           (A) The Seller shall prepare and provide to the Buyer such Tax information as is reasonably requested by the Buyer with respect to the operations, ownership, assets or activities of SM&P or for Pre-Closing Periods to the extent such information is relevant to any Tax Return which the Buyer has the right and obligation hereunder to file.

                           (B) The Seller shall, on the one hand, or the Buyer shall, on the other, with respect to any Tax Return which such Party is responsible hereunder for preparing and filing, or causing to be prepared and filed, make such Tax Return and related work papers available for review by the other Party and its advisors if the Tax Return (i) is with respect to Taxes for which the other Party or a member of its Affiliated Group may be liable hereunder, or (ii) claims Tax Benefits which the other party or a member of its Affiliated Group is entitled to receive hereunder. The filing Party shall use its reasonable best efforts to make Tax Returns available for review as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns to provide the non-filing Party and its advisors with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, accepting the position of the filing party unless such position is contrary to the provisions of Section 9(e)(iv) hereof.

                  (iv)     CONSISTENCY OF ACCOUNTING METHOD. Any Tax Return
                           --------------------------------
         which includes or is based on the operations, ownership, assets or activities of SM&P for any Pre-Closing Period, and any Tax Return which includes or is based on the operations, ownership, assets or activities of SM&P for any Post-Closing Period to the extent the items reported on such Tax Return might reasonably increase any Tax liability of the Seller for any Pre-Closing Period or any Straddle Period shall be prepared in accordance with past Tax accounting practices as used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Applicable Tax Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Applicable Tax Law), in accordance with reasonable Tax accounting practices selected by the filing Party with respect to such Tax Return under this Agreement with the consent (not to be unreasonably withheld or delayed) of the non-filing Party.

         (f)      TAX CONTROVERSIES; ASSISTANCE AND COOPERATION.
                  ---------------------------------------------

                  (i)      NOTICE. In the event any Tax Authority informs the
                           ------
         Seller (or its Affiliates), on the one hand, or the Buyer or SM&P (or their Affiliates), on the other, of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the other Party may incur liability hereunder, the Party so informed shall promptly notify the other Party of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax authority with respect to such matter. If an indemnified Party receives written notice of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such Party fails to provide the indemnifying Party prompt notice of such asserted Tax liability, then (A) if the indemnifying Party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnified Party shall have an obligation to indemnify the indemnifying Party for Taxes arising out of such asserted Tax liability, and (B) if the indemnifying Party is not precluded from contesting the asserted Tax liability in any forum, but such failure to provide prompt notice results in a monetary detriment to the indemnifying Party, then any amount which the indemnifying Party is otherwise required to pay the indemnified Party pursuant to this Agreement shall be reduced by the amount of such detriment.

                  (ii)     CONTROL RIGHTS. The Party who files the relevant
                           --------------
         Tax Return under this Section shall, at its expense, control any audits, disputes, administrative, judicial or other proceedings related to Taxes with respect to which either Party may incur liability hereunder. Subject to the preceding sentence, in the event an adverse determination may result in the non-filing Party having responsibility for any amount of Taxes under this Section, the non-filing Party shall be entitled to fully participate in that portion of the proceedings relating to the Taxes with respect to which it may incur liability hereunder. For purposes of this
         Section 9(f), the term "participation" shall include (A) participation in conferences, meetings or proceedings with any Tax Authority, the subject matter of which includes an item for which such Party may have liability hereunder, (B) participation in appearances before any court or tribunal, the subject matter of which includes an item for which a party may have liability hereunder, and (C) with respect to the matters described in the preceding clauses (A) and (B), participation in the submission and determination of the content of the documentation, protests, memorandum of fact and law, briefs and the conduct or oral arguments and presentations.

                  (iii)    CONSENT TO SETTLEMENT. SM&P, the Buyer and the
                           ---------------------
         Seller and their respective Affiliates shall not agree to settle any Tax liability or compromise any claim with respect to Taxes, which settlement or compromise may affect the liability for Tax hereunder (or right to Tax Benefit) of the other Party under this Section, without such other Party's consent (which consent shall not be unreasonably withheld or delayed).

                  (iv)     ASSISTANCE AND COOPERATION. The Seller, on the
                           --------------------------
         one hand, and the Buyer, on the other, shall cooperate (and cause their Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to SM&P, including (A) preparation and filing of Tax Returns, (B) determining the liability and amount of any Taxes due or the right to and amount of any refund of Taxes, (C) examinations of Tax Returns, and (D) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include each Party making all information and documents in its possession relating to SM&P available to the other party. The Parties shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the applicable statute of limitations (including, to the extent notified by any party, any extension thereof) of the Tax Period to which such Tax Returns and other documents and information relate. Each of the Parties shall also make available to the other Party, as reasonably requested and available, personnel (including officers, directors, employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes.

                  (v)      PAYMENT. Promptly after the extent of the liability
                           -------
         of the indemnified Party with respect to an indemnified Tax claim shall be established by the final judgment or decree of a court or a final and binding settlement with a governmental authority having jurisdiction thereof, the indemnifying Party shall pay to the indemnified Party the amount of any Tax Losses the indemnified Party may become entitled to by reason of the provisions of this
         Section 9.

         (g)      TERMINATION OF TAX ALLOCATION AGREEMENTS. As of the Closing
                  ----------------------------------------
Date, the Seller shall cause the NiSource Tax Allocation Agreement to be extinguished and terminated with respect to SM&P. Notwithstanding the foregoing, prior to the Closing Date, SM&P shall be entitled to make payments to the Seller pursuant to the NiSource Tax Allocation Agreement among the Affiliated Group which includes the Seller and SM&P, and after the Closing, the Seller shall be entitled to receive from SM&P (and the Buyer shall cause SM&P to make) payments for Taxes paid by the Seller on behalf of SM&P pursuant to the NiSource Tax Allocation Agreement with respect to any Pre-Closing Period, provided, however, that such payments made to the Seller do not exceed SM&P's reserve for current Taxes (excluding any accrual for deferred Taxes) as of the Closing Date, as certified pursuant to Section 9(b). Moreover, prior to the Closing Date, the Seller and SM&P shall be entitled to forgive, without payment, any amounts owed by the Seller to SM&P under the NiSource Tax Allocation Agreement relating to any Pre-Closing Period. Any payments for Taxes pursuant to the NiSource Tax Allocation Agreement shall in no event exceed the amount that would be due if SM&P had filed a separate rather than a consolidated or combined Tax Return for such Pre-Closing Period, based on the assumption that SM&P would be subject to tax at the highest rate imposed on corporations under Code Section 11. Notwithstanding any language in this Section 9(g) to the contrary, the Seller shall be liable for, and shall pay, any income Taxes arising from or related to the Section 338(h)(10) Election, and SM&P's reserve for current Taxes shall not include any income Taxes arising from or related to the
Section 338(h)(10) Election.

         (h)      INDEMNIFICATION FOR POST-CLOSING TRANSACTIONS. The Buyer
                  ---------------------------------------------
agrees to indemnify the Seller for any additional Tax owed by the Seller (including Tax owed by the Seller due to this indemnification payment) resulting from any transaction not in the Ordinary Course of Business occurring on the Closing Date after the Buyer's purchase of the SM&P Shares.

         (i)      POST-CLOSING TRANSACTIONS NOT IN THE ORDINARY COURSE. The
                  ----------------------------------------------------
Buyer and the Seller agree to report all transactions not in the Ordinary Course of Business occurring on the Closing Date, after the Buyer's purchase of the SM&P Shares, on the Buyer's federal income Tax Return to the extent permitted by Treasury Regulation Section l.1502-76(b)(l)(ii)(B).

         (j)      SURVIVAL. Anything to the contrary in this Agreement
                  --------
notwithstanding, the representations, warranties, covenants, agreements, rights and obligations of the Parties with respect to any Tax matter covered by this Agreement shall survive the Closing and shall not terminate until 30 days after the expiration of the statute of limitations (including extensions) applicable to such Tax matter.

         (k)      CONFLICTS. To the extent any provision of this Agreement
                  ---------
is inconsistent with the provisions of this Section 9, the provisions of
Section 9 shall control; provided, however, any amounts due or owing pursuant to this Section 9 will not be considered in calculating limits on the Seller's obligations under Section 8(b). Any payments pursuant to this
Section 9 will be considered an adjustment to the Purchase Price.

         (l)      SECTION 338(h)(10) ELECTION. At the Buyer's option, the
                  ---------------------------
Seller shall join with the Buyer in making an election under Section 338(h)(10) of the Code and any corresponding or similar provisions of state or local law (collectively the "Section 338(h)(10) Election") with respect to the purchase and sale of the SM&P Shares under this Agreement. The Seller shall assist the Buyer in the preparation of Form 8023 and any accompanying schedules required under Section 338(h)(10) of the Code and any corresponding or similar provisions of state or local law, and the Seller agrees that the Buyer may make any determination or election required or permitted to be made in connection with the Section 338(h)(10) Election. The Seller shall execute Form 8023 and any accompanying schedules and such other documents or forms at the Closing or at such other time as the Buyer may reasonably request or as required by the Code in order to effectuate the
Section 338(h)(10) Election. The Seller shall be liable for, and shall pay, any income Taxes arising from or related to the Section 338(h)(10) Election. Prior to the Closing or as soon thereafter as reasonably practicable (but in no event more than 120 days after the Closing Date), the Buyer and the Seller shall agree upon the allocation of the Purchase Price among the assets of SM&P for purposes of preparing a properly completed Form 8023 and any comparable form required under state or local law and shall set forth such allocation on a statement. The Buyer and the Seller shall file all Tax Returns in a manner consistent with such allocation statement and shall not take any position inconsistent therewith in connection with any examination of any such Tax Return, any refund claim or any judicial litigation proceeding, unless there has been a final determination (within the meaning of Code Section 1313(a)) which finally and conclusively establishes the amount of any liability for Taxes.

10.      TERMINATION.
         -----------

         (a)      TERMINATION OF AGREEMENT. The Parties may terminate this
                  ------------------------
Agreement as provided below:

                  (i) The Buyer and the Seller may terminate this Agreement by mutual written consent at any time before the Closing;

                  (ii) The Buyer may terminate this Agreement by giving written notice to the Seller at any time before the Closing (A) in the event the Seller has breached any representation, warranty or covenant contained in this Agreement and such breach has a Material Adverse Effect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of ten business days after the notice of breach; or (B) if the Closing shall not have occurred on or before February 28, 2002, by reason of the failure of any condition precedent under Section 7(a) (unless the failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

                  (iii) The Seller may terminate this Agreement by giving written notice to the Buyer at any time before the Closing (A) in the event the Buyer has breached any representation, warranty or covenant contained in this Agreement and such breach has a Material Adverse Effect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of ten business days after the notice of breach; or (B) if the Closing shall not have occurred on or before February 28, 2002, by reason of the failure of any condition precedent under Section 7(b) (unless the failure results primarily from the Seller itself breaching any representation, warranty or covenant contained in this Agreement).

         (b)      EFFECT OF TERMINATION. If any Party terminates this Agreement
                  ---------------------
pursuant to Section 10(a), all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided that the confidentiality provisions and limitations on use contained in the Confidentiality Agreement and the provisions of Section 11 shall survive termination.

11.      MISCELLANEOUS.
         -------------

         (a)      PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall
                  ---------------------------------------
issue any press release or make any public announcement relating to the subject matter of this Agreement before the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party and review the contents of the press release or public announcement with the other Party a reasonable time before making the disclosure).

         (b)      NO THIRD-PARTY BENEFICIARIES. This Agreement shall not
                  ----------------------------
confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c)      ENTIRE AGREEMENT. This Agreement (including the Exhibits
                  ----------------
and Schedules identified herein) and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate to the subject matter hereof. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (d)      SUCCESSION AND ASSIGNMENT. This Agreement shall be binding
                  -------------------------
upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

         (e)      COUNTERPARTS. This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f)      HEADINGS. The section headings contained in this Agreement
                  --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g)      NOTICES. All notices, requests, demands, claims and other
                  -------
communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:

                                    NiSource Inc.
                                    801 East 86th Avenue
                                    Merrillville, Indiana 46410
                                    Attention: Stephen P. Adik, Vice Chairman

         with a copy, which shall not constitute notice, to:

                                    Schiff Hardin & Waite
                                    6600 Sears Tower
                                    Chicago, Illinois 60606
                                    Attention: Robert J. Minkus

         If to the Buyer:

                                    The Laclede Group, Inc.
                                    720 Olive Street
                                    St. Louis, Missouri 63101
                                    Attention: Douglas H. Yaeger, Chairman

         with a copy, which shall not constitute notice, to:

                                    Thompson Coburn LLP
                                    One Firstar Plaza
                                    St. Louis, Missouri 63101
                                    Attention: Thomas A. Litz

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile transmission, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h)      GOVERNING LAW. This Agreement shall be governed by and
                  -------------
construed in accordance with the domestic laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

         (i)      AMENDMENTS AND WAIVERS. No amendment of any provision of
                  ----------------------
this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j)      SEVERABILITY. Any term or provision of this Agreement that
                  ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k)      EXPENSES. Each Party will bear its own costs and expenses
                  --------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l)      CONSTRUCTION. The Parties have participated jointly in the
                  ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including, without limitation."

         (m)      SPECIFIC PERFORMANCE. The Seller acknowledges that SM&P's
                  --------------------
business is unique and recognizes and affirms that in the event of a breach of this Agreement by the Seller, the Buyer would suffer irreparable harm and money damages may be inadequate and the Buyer may have no adequate remedy at law. Accordingly, the Seller agrees that the Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's obligations hereunder not only by an arbitration proceeding or proceedings for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief, without obligation to post a bond.

         (n)      ARBITRATION. Except as with respect to any equitable relief
                  -----------
sought under this Agreement, any controversy or claim arising out of or relating to this Agreement, or the interpretation or breach hereof, shall be submitted to binding arbitration conducted in Indianapolis, Indiana, by a panel of three arbitrators in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, unless otherwise agreed. If the Parties are unable to agree on the selection of arbitrators to resolve the dispute within 15 days of either Party giving the other Party notice of its intent to invoke this Section 11(n), then either Party may make a request of the American Arbitration Association for a list of qualified potential arbitrators from which the Parties shall select arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If no arbitrators are thus selected within 15 days after such list is submitted to the Parties, either Party may request the American Arbitration Association to select such arbitrators. All expenses and fees of the arbitrator and any other expenses of the arbitration, as well as the attorney's fees and expenses of each Party, shall be paid by the losing Party unless the arbitrator in the award assesses such expense, or any part of such expenses, against the other Party or allocates such expenses equally between the Parties. The determination of such arbitrator shall be final and binding upon the Parties and judgment may be entered thereupon in any court having jurisdiction thereof. During the arbitration proceedings hereunder, the Parties shall continue to perform their respective responsibilities under this Agreement.

         (o)      EXCHANGE AND TERMINATION AGREEMENT. The Seller hereby agrees
                  ----------------------------------
that, as between it and SM&P, as "NiSource Parties" referred to in the Exchange Agreement, SM&P shall have sole right to exercise the NiSource Parties' rights under the Exchange Agreement, other than the rights under
Section 7.11 of the Exchange Agreement, which shall be exercised by the Seller or NiSource Capital Markets, Inc. The Seller shall use commercially reasonable efforts to cooperate with SM&P in connection with the exercise of such rights and the Seller shall assign or immediately pay over to SM&P any amounts received by the Seller after the Closing Date in respect of the Exchange Agreement, other than amounts received pursuant to such Section 7.11.

         THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                           NISOURCE INC.



                           By:
                                ----------------------------------------------
                           Name:
                                ----------------------------------------------
                           Its:
                                ----------------------------------------------



                           THE LACLEDE GROUP, INC.



                           By:
                                ----------------------------------------------
                           Name:
                                ----------------------------------------------
                           Its:
                                ----------------------------------------------